SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: MARCH 8, 2006
                        (Date of earliest event reported)



                        PRINCIPAL LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)


           IOWA                       1-32109                     42-0127290
 (State or other jurisdiction  (Commission file number)       (I.R.S. Employer
      of incorporation)                                   Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION


Principal Life Insurance Company (Principal Life) recently filed its 2005 statutory financial report with the state insurance departments, and the company has made that filing available on the Principal Financial Group web site (WWW.PRINCIPAL.COM).


The statutory report can be used to derive Principal Life's  risk-based  capital
(RBC) ratio as of December 31, 2005, 468%, which compares to 357% as of December 31, 2004. While the increase reflects strong financial performance in 2005, a larger impact arose from a permanent election Principal Life made in the calculation of its RBC. The calculation Principal Life makes pursuant to its election more accurately reflects how effectively a company matches its assets and liabilities.


Principal Financial Group continuously reviews its capital usage strategy at both the life company and the holding company level. In the company's fourth quarter earnings conference call, Chief Financial Officer Mike Gersie commented that preliminary work on statutory capital matters indicated a potential reduction in the amount of capital required by the rating agencies to be held by Principal Life. The filing of the statutory financial statement and the calculation of RBC as of year-end 2005 are just the first steps in determining the amount of additional capital that could be released from Principal Life (by dividend) and made available for other purposes. Next steps include discussions with both rating agencies and state regulators. The company will update investors regularly on its capital position, including the next update as part of the release of first quarter 2006 financial results.

     SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                PRINCIPAL LIFE INSURANCE COMPANY



                                By:   /S/ THOMAS J. GRAF
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                                Name: Thomas J. Graf
                                Title: Senior Vice President, Investor Relations

Date:    March 8, 2006